Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF
THE STRATEGIC ALLIANCE AGREEMENT

This Assignment and Assumption of the Strategic Alliance Agreement (this “Assignment and Assumption”), dated as of December 27, 2011, is entered into as of the Effective Time, by and among Sumitomo Mitsui Banking Corporation (“SMBC”), a Japanese corporation with its head office at 1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0006, Japan and its subsidiary SMBC Nikko Securities Inc. (“Nikko” and together with SMBC, “SMBC/Nikko”), a Japanese corporation with its head office at 3-1, Marunouchi 3-chome, Chiyoda-ku, Tokyo 100-8325, Japan, on the one hand, and Moelis Asset Management LP (“Moelis Holdings”), a Delaware limited partnership with offices at 399 Park Avenue, New York, NY 10022, United States, Moelis & Company Group LP (“Moelis Advisory”), a Delaware limited partnership with offices at 399 Park Avenue, New York, NY 10022, United States, Moelis & Company (“Moelis & Company”), a Delaware corporation with offices at 399 Park Avenue, New York, NY 10022, United States and Moelis & Company Holdings GP LLC (“MAM General Partner”), a Delaware limited liability company with offices at 399 Park Avenue, New York, NY 10022, United States, on the other hand.  SMBC, Nikko, Moelis Holdings, Moelis Advisory, Moelis & Company and MAM General Partner are each referred to herein as a “party” and collectively referred to as the “parties”.

W I T N E S S E T H:

WHEREAS, as of December 27, 2011, SMBC/Nikko, MAM General Partner and Moelis Holdings entered into that certain Strategic Alliance Agreement with respect to certain investment banking businesses in certain regions involving Japanese companies (the “Strategic Alliance Agreement”);

WHEREAS, in connection with the initial public offering by Moelis & Company of shares of its Class A Common Stock (the “IPO”), the advisory business of Moelis Holdings was effectively transferred to Moelis Advisory and a new public company, Moelis & Company, was formed as the parent company of Moelis Advisory; and Moelis Holdings retained its asset management business and was renamed as Moelis Asset Management LP; and

WHEREAS, the parties wish for Moelis Holdings to transfer its rights and obligations with respect to the Strategic Alliance to Moelis Advisory and for Moelis Advisory to assume such rights and obligations and the parties wish for Moelis Holdings to transfer its rights and obligations with respect SMBC/Nikko’s registration rights to Moelis & Company and for Moelis & Company to assume such rights and obligations; and

WHEREAS, simultaneously with the entry into this Assignment and Assumption, SMBC/Nikko, Moelis Advisory and Moelis & Company are entering into an agreement (the “Advisory Units Agreement”) attached as Annex A hereto with respect to lock-up terms and exchange opportunities in connection with SMBC/Nikko’s investment in Moelis Advisory; and

WHEREAS, simultaneously with the entry into this Assignment and Assumption, in replacement for the obligations from which Moelis Holdings is released under the Strategic Alliance Agreement by this Assignment and Assumption, Moelis Holdings and SMBC/Nikko are entering into an agreement (the “Asset Management Units Agreement”) attached as Annex B hereto with respect to a more limited set of rights and obligations toward SMBC/Nikko that reflect SMBC/Nikko’s level of investment and relationship with Moelis Holdings.

NOW, THEREFORE, in consideration of the foregoing and the respective promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

ARTICLE I

TRANSFER AND ASSUMPTION

1.1                               Transfer and Assumption of Strategic Alliance.  Moelis Holdings hereby transfers its rights and obligations with respect to the Strategic Alliance to Moelis Advisory and Moelis Advisory hereby assumes such rights and obligations. SMBC/Nikko consents to such transfer and assumption, and releases Moelis Holdings from its obligations under the Strategic Alliance Agreement.

1.2                               Transfer and Assumption of Registration Rights.  Moelis Holdings hereby transfers its rights and obligations with respect to SMBC/Nikko’s registration rights as set forth in Article XIII of the Strategic Alliance Agreement to Moelis & Company and Moelis & Company hereby assumes such rights and obligations.  SMBC/Nikko consents to such transfer and assumption and releases Moelis Holdings from its obligations under the Strategic Alliance Agreement.

1.3                               Notice Provision Update.  Section 15.2 of the Strategic Alliance Agreement is hereby amended to add the following parenthetical immediately after the words “as follows”:  “(or as each party may update the same from time to time by like notice)”.

1.4                               Further Assurances.  Each party agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

ARTICLE II

MISCELLANEOUS

2.1                               Defined Terms.  “Effective Time” means the time both the Advisory Units Agreement and the Asset Management Units Agreement are fully executed and become effective. Capitalized terms used without definition herein shall have the respective meanings given to such terms in the Strategic Alliance Agreement.

2.2                               Governing Laws; Jurisdiction.  The Governing Law and Jurisdiction provisions of Section 15.8 of the Strategic Alliance Agreement shall apply to this Assignment and Assumption.

2.2                               Counterparts.  This Assignment and Assumption may be executed in two or more counterparts (including by facsimile or by electronic mail in Portable Document Format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed and delivered on the date first written above.

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Takeshi Kunibe
Name:	Takeshi Kunibe
Title:	President

SMBC NIKKO SECURITIES INC.

By:	/s/ Tetsuya Kubo
Name:	Tetsuya Kubo
Title:	President & CEO

MOELIS ASSET MANAGEMENT LP
By:	Moelis & Company Holdings GP LLC
Its:	General Partner

By:	/s/ Kenneth D. Moelis
Name:	Kenneth D. Moelis
Title:	Chief Executive Officer
April 30, 2015

MOELIS & COMPANY HOLDINGS GP LLC

By:	/s/ Kenneth D. Moelis
Name:	Kenneth D. Moelis
Title:	Chief Executive Officer
April 30, 2015

MOELIS & COMPANY GROUP LP
By:	Moelis & Company Group GP LLC
Its:	General Partner

By:	/s/ Kenneth D. Moelis
Name:	Kenneth D. Moelis
Title:	Chief Executive Officer
April 30, 2015

MOELIS & COMPANY

By:	/s/ Kenneth D. Moelis
Name:	Kenneth D. Moelis
Title:	Chief Executive Officer
April 30, 2015